Exhibit  23
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-91406) of the SEMCO Energy, Inc. of our report dated May 30, 2003 relating to the financial statements of the SEMCO Energy, Inc. 401(K) Plan, which appears in this Form 11-K.



PricewaterhouseCoopers  LLP

Detroit,  Michigan
June  27,  2003